Exhibit 10.43

AGREEMENT WITH JOHN W. CREIGHTON, JR.
NON-QUALIFIED STOCK OPTION UNDER 2000
INCENTIVE STOCK PLAN OF UAL CORPORATION

          This Option, granted this 28th day of October, 2001 by UAL Corporation, a Delaware corporation (hereinafter called the "Company"), to John W. Creighton, Jr., an employee of the Company or one of its subsidiaries (hereinafter called the "Employee").

WITNESSETH:

          The object of this Option is to provide a means to permit the Employee to acquire shares of Common Stock, $.01 par value per share (hereinafter referred to as "Common Stock"), of the Company pursuant to a non-qualified option for the purposes set forth in the 2000 Incentive Stock Plan.

          NOW, THEREFORE, the Company hereby grants to the Employee an option (hereinafter called the "Option") to purchase, from time to time, all or any part of a total of  400,000 shares of Common Stock for a period of time beginning the date of the grant and ending October 27, 2011, ten years after the date of the Option (hereinafter called the "Option Period"), upon and subject to the following terms and conditions:

          1.  For any shares of Common Stock purchased at any time during the Option Period, the Employee shall pay to the Company Fourteen Dollars and Forty-Eight Cents ($14.48) per share (hereinafter called the "Option Purchase Price"), being not less than 100% of the fair market value of the shares on the date hereof.

          2.  The Option may be exercised, subject to provisions herein relative to its termination and to the provisions of Section 3 hereof, only within the Option Period and only (a) by notices in writing of intent to exercise the Option, each of which notices shall state the number of shares in respect of which the Option is exercised, delivered to the Corporate Secretary of UAL Corporation, or mailed by registered or certified mail addressed to the Corporate Secretary of UAL Corporation, P. O. Box 66919, Chicago, Illinois 60666, from time to time, until said total of 400,000 shares has been purchased, and (b) by payment to the Company of the aggregate Option Purchase Price for the number of shares in respect of which the Option is exercised (together with any taxes required to be withheld) contemporaneously with its receipt of each such notice (provided that the Company may, in its sole discretion, permit a later payment).  Payment of such aggregate Option Purchase Price may be made, in whole or in part, by the delivery of whole shares of Common Stock which (i) have a market value equal to such aggregate Option Purchase Price (or equal to the portion of such aggregate Option Purchase Price being paid with such shares), (ii) are held of record by the Employee, and (iii) have been owned by the Employee, either of record or beneficially through a broker or other nominee, for at least six months.  The Company may require at the time the Option is exercised a written statement of the person exercising the Option that his or her intention is to acquire the shares for investment and without a view to their distribution.

          3.  The Option is subject to the following limitations upon its exercise:

          (a)  No shares may be acquired until November 28, 2001.

           (b)  On the 28th day of each of the six (6) consecutive months beginning on November 28, 2001, the Employee will be entitled to exercise the right to purchase one-sixth (1/6) of the total number of shares specified in the Option.

           4.  TheEmployee may elect, in accordance with the Option Deferral Policy as in effect from time to time, to defer receipt of the shares that result from the exercise of the Option.  The election to defer receipt of shares is irrevocable.

          5.  Unless an election to transfer has been made, the Option is not transferable by the Employee, other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Employee, only by the Employee.  Upon election, Employee may transfer any part of or all of the Option, but only to persons provided by, and in a manner consistent with, the Option Transfer Policy.

          6.  Except as otherwise provided in this paragraph, the Option shall terminate on October 27, 2011.  If the Employee's employment (by the Company or any of its subsidiaries) shall cease for any reason except death, the Option may be exercised within the fixed expiration date set forth herein by the Employee or, in the event of the Employee's death following termination of employment, by his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but only in respect of the number of shares which the Employee could have acquired by the exercise thereof immediately prior to such cessation of employment.  If the Employee's employment (by the Company or any of its subsidiaries) shall cease by reason of death of the Employee, the Option may be exercised within one year after the date of death (but not later than the fixed expiration date set forth herein) by by his estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but only in respect of the number of shares which the Employee could have acquired by the exercise thereof immediately prior to such cessation of employment.   In the event of any disagreement as to whether for the purposes of this Option an Employee's employment has ceased, the Committee appointed to administer the 2000 Incentive Stock Plan shall have absolute and uncontrolled discretion to determine whether an Employee's employment has ceased, and the effective date of such cessation of employment, and its determination shall be final and conclusive on all persons affected thereby.

          7.  The Company shall not be required to issue or deliver any certificate for its Common Stock purchased upon the exercise of this Option prior to compliance by the Company with any requirements of any stock exchange on which Common Stock of the Company may at that time be listed.  If at any time during the Option Period the Company shall be advised by its counsel that the shares of Common Stock deliverable upon an exercise of the Option are required to be registered under the Federal Securities Act of 1933, as amended, or any state securities law or that delivery of such Common Stock must be accompanied or preceded by a Prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such Prospectus not later than a reasonable time following each exercise of this Option, but delivery of Common Stock by the Company may be deferred until such registration is effected or such Prospectus is available.  If at any time during the Option Period the Company shall be advised by its counsel that the Common Stock deliverable upon exercise of this Option are subject to the restrictions on sale imposed on "affiliates" under Rule 144 of the Federal Securities Act of 1933, the Employee will use his or her best efforts to comply with said Rule 144.  The Employee shall have no interest in Common Stock covered by this Option until certificates for said shares of Common Stock are issued.

          8.  In the event the outstanding shares of Common Stock of the Company shall be changed into an increased number of shares, through a stock dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of shares of Common Stock then subject to the Option shall be proportionately increased, in case of such stock dividend or split-up of shares, or proportionately decreased, in case of such combination of shares, and the Option Purchase Price under such Option shall be adjusted to such amount that the aggregate cost of the shares subject to such Option immediately after such increase or decrease in shares shall be the same as the aggregate cost of the shares subject to such Option immediately prior to such increase or decrease in shares.

          In the event that, as a result of a reorganization, sale, merger, consolidation or similar occurrence, there shall be any other change in the shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then the Board of Directors of the Company shall make such equitable adjustments to the Option (including, but not limited to, changes in the number or kind, or the Option Purchase Price, of shares then subject to the Option), as it shall deem appropriate, and any such adjustments shall be effective and binding on the Employee for all purposes of the Option.

          9.  Notwithstanding anything in this Agreement to the contrary, the Employee may elect, prior to delivery of the shares arising from exercise of the Option, to satisfy any Federal, State, local, FICA, Medicare or other tax withholding obligation attributable to the exercise of the Option by having the Company withhold from the Common Stock a number of whole shares of Common Stock with a fair market value equal to the amount of such tax withholding obligations with respect to which such election is made (with the Employee to pay in cash any remaining amount of such tax withholding obligation which is less than the fair market value of a whole share).  The amount withheld pursuant to this Section shall be calculated based upon the minimum tax rate or rates at which the Company is required to withhold under applicable law.

          10.  This Option shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of the Employee.

          11.  This Option shall be governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State.

          12.  Except as expressly provided herein, this Option may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and the Employee.

          13.  I acknowledge and agree to comply with the legal requirements and Company's policies applicable to trading in UAL securities by me, as described in the United Airlines Code of Conduct and Securities Trading Policy, as they appear in Regulations 5-4.

          IN WITNESS WHEREOF, the Company has executed this Option on the day and year first above written.

UAL CORPORATION

By /s/ Francesca M. Maher
Senior Vice President,
General Counsel and Secretary

ACCEPTED:

/s/ John W. Creighton, Jr.
(Signature of Employee)